CHOICE HOTELS INTERNATIONAL REPORTS STRONG THIRD QUARTER 2024 RESULTS

Drives EPS Growth of 23% Year-over-Year
Raises Full-year 2024 Net Income, EPS, and RevPAR Guidance

NORTH BETHESDA, Md., November 4, 2024 – Choice Hotels International, Inc. (NYSE: CHH), one of the world’s leading lodging franchisors, today reported its third quarter 2024 results.

Highlights include:
•Total revenues reached $428.0 million for third quarter 2024, a quarterly record and a 1% increase compared to the same period of 2023.

•Net income increased 15% to $105.7 million for third quarter 2024, representing diluted earnings per share (EPS) of $2.22, a quarterly record and a 23% increase compared to the same period of 2023.

•Third quarter 2024 adjusted net income, excluding certain items described in Exhibit 7, increased 15% to $106.2 million compared to the same period of 2023, and adjusted diluted EPS increased 23% to a record of $2.23 compared to the same period of 2023.

•Adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) for third quarter 2024 grew to a quarterly record of $177.6 million, a 14% increase compared to the same period of 2023.

•Global pipeline as of September 30, 2024, increased 11% to a third quarter record of over 110,000 rooms from September 30, 2023, highlighted by a 54% increase for conversion rooms. Domestic rooms pipeline as of September 30, 2024, increased by 10% since September 30, 2023, including a 68% increase for conversion rooms.

•Global hotel openings for third quarter 2024 increased by 75% compared to the same period of 2023.

•The company’s unit and room growth as of September 30, 2024, accelerated across its domestic and international portfolio from June 30, 2024. The company’s upscale, extended stay, and midscale rooms portfolio, as of September 30, 2024, increased by 1.8% globally since September 30, 2023.

•The international portfolio as of September 30, 2024, expanded by 3.8% in the number of rooms, highlighted by international hotel openings that tripled in third quarter 2024 compared to the same period of 2023.

•The company repurchased 2.9 million shares of common stock for $352.9 million year-to-date through September 30, 2024, representing over 6% of the company’s market capitalization at the beginning of the year.

•The company is increasing midpoint of its guidance for net income, adjusted EBITDA, diluted EPS, and adjusted diluted EPS for full-year 2024.

“Choice Hotels generated another quarter of record financial performance, demonstrating the successful execution of our growth strategy and giving us the confidence to raise our full-year guidance,” said Patrick Pacious, President and Chief Executive Officer. “We accelerated our unit growth, increased our global pipeline to new levels, expanded our international reach, and significantly grew the size of our rewards program. The positive momentum we have created and the strength of our versatile business model bolsters our ability to continue to deliver sustained top-line and earnings growth while returning significant capital to shareholders.”

Financial Performance
•Total revenues excluding reimbursable revenue from franchised and managed properties, calculated as total revenues net of reimbursable revenue of $171.8 million, increased 17% to $256.1 million for the third quarter 2024 compared to the same period of 2023.

•Platform and procurement services fees increased 4% to $16.2 million for third quarter 2024 compared to the same period of 2023.

•Third quarter 2024 domestic effective royalty rate increased 6 basis points to 5.05% compared to the same period of 2023.

•Domestic revenue per available room (RevPAR) decreased 250 basis points for the three-month period ended September 30, 2024, compared to the same period of 2023. Domestic occupancy levels for the three-month period ended September 30, 2024, improved by 80 basis points from the three months ended June 30, 2024.

Development
•The company’s total domestic system size increased to nearly 6,300 hotels representing over 495,000 rooms as of September 30, 2024. The company’s domestic upscale, extended stay, and midscale portfolio increased 1.3% for hotels and increased 1.1% for rooms since September 30, 2023. The domestic extended stay hotels portfolio grew by 11.2% since September 30, 2023, driven by increases in each of the company’s brands.

•The company’s international rooms pipeline as of September 30, 2024 increased by 21% compared to the same period of 2023.

•The company opened 190 domestic hotel openings year-to-date through September 30, 2024, a 19% increase compared to the same period of 2023. Of the domestic franchise agreements executed for conversion hotels over the trailing twelve months ending September 30, 2024, 141 opened in the same year, a 17% increase over the comparable period of the prior year.

Balance Sheet and Liquidity
As of September 30, 2024, the company had a total available liquidity of $675.6 million, including available borrowing capacity and cash and equivalents. During the three and nine months ended September 30, 2024, the company generated cash flows from operating activities of $122.9 million and $236.5 million, respectively.

Shareholder Returns
During the nine months ended September 30, 2024, the company paid cash dividends totaling $42.5 million.

During the nine months ended September 30, 2024, the company repurchased 2.9 million shares of common stock for $352.9 million under its stock repurchase program and through repurchases from employees in connection with tax withholding and option exercises relating to awards under the company’s equity incentive plans.

As of September 30, 2024, the company had 4.0 million shares of common stock remaining under the current share repurchase authorization.

Outlook
The outlook information below includes forward-looking non-GAAP financial measures, which management uses in forecasting performance. The adjusted numbers in the company’s outlook below exclude the net surplus or deficit generated from reimbursable revenue from franchised and managed properties, due diligence and transition costs, additional repurchases of company stock, and other items:

	Full-Year 2024	Prior Outlook
Net Income	$276 – $284 million	$260 – $272 million
Adjusted Net Income	$323 – $331 million	$309.5 – $321.5 million
Adjusted EBITDA	$590 – $600 million	$580 – $600 million
Diluted EPS	$5.74 – $5.91	$5.40 – $5.65
Adjusted Diluted EPS	$6.70 – $6.87	$6.40 – $6.65
Effective Income Tax Rate	24.0%	24.5%

	Full-Year 2024	Prior Outlook
vs. Full-Year 2023
Domestic RevPAR Growth	-2% to -1%	-3.5% to -1.5%
Domestic Effective Royalty Rate Growth	Mid-single digits	Mid-single digits
Domestic Net Unit Growth	Approximately 2%	Approximately 2%
(upscale, extended stay, and midscale brands)

Webcast and Conference Call
Choice Hotels International will conduct a live webcast to discuss the company’s third quarter 2024 earnings results on November 4, 2024, at 10:00 a.m. on the company’s investor relations website, www.investor.choicehotels.com, accessible via the Events and Presentations tab.

A conference call will also be available. Participants may listen to the call by dialing (800) 549-8228 domestically or (646) 564-2877 internationally using conference ID 91747.

A replay and transcript of the event will be available on the company’s investor relations website within 24 hours at www.investor.choicehotels.com/events-and-presentations.

About Choice Hotels®
Choice Hotels International, Inc. (NYSE: CHH) is one of the largest lodging franchisors in the world, with over 7,500 hotels, representing nearly 635,000 rooms, in 45 countries and territories as of September 30, 2024. A diverse portfolio of 22 brands that range from full-service upper upscale properties to midscale, extended stay, and economy enables Choice® to meet travelers’ needs in more places and for more occasions while driving more value for franchise owners and shareholders. The award-winning Choice Privileges® rewards program and co-brand credit card options provide members with a fast and easy way to earn reward nights and personalized perks. For more information, visit www.choicehotels.com.

Forward-Looking Statements
Information set forth herein includes “forward-looking statements.” Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as “expect,” “estimate,” “believe,” “anticipate,” “should,” “will,” “forecast,” “plan,” “project,” “assume,” or similar words of futurity. All statements other than historical facts are forward-looking statements. These forward-looking statements are based on management’s current beliefs, assumptions, and expectations regarding future events, which in turn are based on information currently available to management. Such statements may relate to projections of Choice’s revenue, expenses, EBITDA, adjusted EBITDA, earnings, debt levels, ability to repay outstanding indebtedness, payment of dividends, repurchases of common stock and other financial and operational measures, including occupancy and open hotels, RevPAR, and Choice’s liquidity, among other matters. We caution you not to place undue reliance on any such forward-looking statements. Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties, and other factors.

Several factors could cause actual results, performance or achievements of the company to differ materially from those expressed in or contemplated by the forward-looking statements. Such risks include, but are not limited to, changes to general, domestic and foreign economic conditions, including access to liquidity and capital; changes in consumer demand and confidence, including consumer discretionary spending and the demand for travel, transient and group business; the timing and amount of future dividends and share repurchases; future domestic or global outbreaks of epidemics, pandemics or contagious diseases or fear of such outbreaks, and the related impact on the global hospitality industry, particularly but not exclusively the U.S. travel market; changes in law and regulation applicable to the travel, lodging or franchising industries, including with respect to the status of the company’s relationship with employees of our franchisees; foreign currency fluctuations; impairments or declines in the value of the company’s assets; operating risks common in the travel, lodging or franchising industries; changes to the desirability of our brands as viewed by hotel operators and customers; changes to the terms or termination of our contracts with franchisees and our relationships with our franchisees; our ability to keep pace with improvements in technology utilized for marketing and reservations systems and other operating systems; our ability to grow our franchise system; exposure to risks related to our hotel development, financing and ownership activities; exposures to risks associated with our investments in new businesses; fluctuations in the supply and demand for hotel rooms; our ability to realize anticipated benefits from acquired businesses; impairments or losses relating to acquired businesses; the level of acceptance of alternative growth strategies we may implement; the impact of inflation; cyber security and data breach risks; climate change and sustainability related concerns; ownership and financing activities; hotel closures or financial difficulties of our franchisees; operating risks associated with our international operations; labor shortages; the outcome of litigation; and our ability to effectively manage our indebtedness and secure our indebtedness. These and other risk factors are discussed in detail in the company’s filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measurements and Other Definitions
The company evaluates its operations utilizing the performance metrics of EBITDA, adjusted EBITDA, adjusted net income, and adjusted EPS, which are all non-GAAP financial measurements. These measures, which are reconciled to the comparable GAAP measures in Exhibits 6 and 7, should not be considered as an alternative to any measure of performance or liquidity as promulgated under or authorized by GAAP, such as net income and EPS. The company’s calculation of these measurements may be different from the calculations used by other companies and comparability may therefore be limited. We discuss management’s reasons for reporting these non-GAAP measures and how each non-GAAP measure is calculated below.

In addition to the specific adjustments noted below with respect to each measure, the adjusted EBITDA, adjusted net income and adjusted EPS presented herein also exclude restructuring of the company’s operations including employee severance benefit, income taxes and legal costs, acquisition related to business combination, due diligence and, transition costs, expenses associated with legal claims, loss on the sale of equity securities, net of dividend income purchased in contemplation of the proposed acquisition of Wyndham Hotels, global ERP system implementation and related costs, performance under limited debt payment guaranties and gain on sale of a hotel owned through an unconsolidated joint venture to allow for period-over-period comparison of ongoing core operations before the impact of these discrete and infrequent charges.

Earnings Before Interest, Taxes, Depreciation, and Amortization and Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization: EBITDA reflects net income excluding the impact of interest expense, interest income, provision for income taxes, depreciation and amortization, impairments and gains on sale of business and assets, other (gains) and losses, equity in net income (loss) of unconsolidated affiliates and gain on extinguishment of debt. Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including, mark-to-market adjustments on non-qualified retirement plan investments, share based compensation expense (benefit) and surplus or deficits generated by reimbursable revenue from franchised and managed properties. We consider EBITDA and adjusted EBITDA to be an indicator of operating performance because it measures our ability to service debt, fund capital expenditures, and expand our business. We also use these measures, as do analysts, lenders, investors, and others, to evaluate companies because it excludes certain items that can vary widely across industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels, and credit ratings, and share based compensation expense (benefit) is dependent on the design of compensation plans in place and the usage of them. Accordingly, the impact of interest expense and share based compensation expense (benefit) on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. These measures also exclude depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets or amortizing franchise-agreement acquisition costs. These differences can result in considerable variability in the relative asset costs and estimated lives and, therefore, the depreciation and amortization expense among companies. Mark-to-market adjustments on non-qualified retirement-plan investments recorded in selling, general and administrative (SG&A) expenses are excluded from adjusted EBITDA, as the company accounts for these investments in accordance with accounting for deferred-compensation arrangements when investments are held in a rabbi trust and invested. Changes in the fair value of the investments are recognized as both compensation expense in SG&A and other gains and losses. As a result, the changes in the fair value of the investments do not have a material impact on the company’s net income. Surpluses and deficits generated from reimbursable revenues from franchised and managed properties are excluded, as the company’s franchise and management agreements require these revenues to be used exclusively for expenses associated with providing franchise and management services, such as central reservation systems, hotel employee and operating costs, reservation delivery and national marketing and media advertising. Franchised and managed property owners are required to reimburse the company for any deficits generated from these activities and the company is required to spend any surpluses generated in future periods. Since these activities will be managed to break-even over time, quarterly or annual surpluses and deficits have been excluded from the measurements utilized to assess the company’s operating performance.

Adjusted Net Income and Adjusted Earnings Per Share: Adjusted net income and EPS exclude the impact of surpluses or deficits generated from reimbursable revenue from franchised and managed properties and gains on extinguishment of debt. Surpluses and deficits generated from reimbursable revenue from franchised and managed properties are excluded, as the company’s franchise agreements require these revenues to be used exclusively for expenses associated with providing franchised and managed services, such as central reservation systems, hotel employee and operating costs, reservation delivery and national marketing and media advertising. Franchised and managed property owners are required to reimburse the company for any deficits generated from activities and the company is required to spend any surpluses generated in future periods. Since these activities will be managed to break-even over time, quarterly or annual surpluses and deficits have been excluded from the measurements utilized to assess the company’s operating performance. We consider adjusted net income and adjusted EPS to be indicators of operating performance because excluding these items allows for period-over-period comparisons of our ongoing operations.

Occupancy: Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel for a given period. Occupancy measures the utilization of the hotels’ available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. The company calculates occupancy based on information as reported by its franchisees. To accurately reflect occupancy, the company may revise its prior years’ operating statistics for the most current information provided.

Average Daily Rate (ADR): ADR represents hotel room revenue divided by the total number of room nights sold for a given period. ADR measures the average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the industry, and management uses ADR to assess pricing levels that the company is able to generate. The company calculates ADR based on information as reported by its franchisees. To accurately reflect ADR, the company may revise its prior years’ operating statistics for the most current information provided.

RevPAR: RevPAR is calculated by dividing hotel room revenue by the total number of room nights available to guests for a given period. Management considers RevPAR to be a meaningful indicator of hotel performance and therefore company royalty and system revenues as it provides a metric correlated to the two key drivers of operations at a hotel: occupancy and ADR. The company calculates RevPAR based on information as reported by its franchisees. To accurately reflect RevPAR, the company may revise its prior years’ operating statistics for the most current information provided. RevPAR is also a useful indicator in measuring performance over comparable periods.

Pipeline: Pipeline is defined as hotels awaiting conversion, under construction or approved for development, and master development agreements committing owners to future franchise development.

Contacts
Allie Summers, Senior Director, Investor Relations
IR@choicehotels.com

© 2024 Choice Hotels International, Inc. All rights reserved.

Choice Hotels International, Inc.		Exhibit 1
Condensed Consolidated Statements of Income
(Unaudited)

(In thousands, except per share amounts)	Three months ended September 30,				Nine months ended September 30,
			Variance				Variance
	2024	2023	$	%	2024	2023	$	%
REVENUES
Royalty, licensing and management fees	$147,151	$148,512	$(1,361)	(1)%	$394,431	$396,503	$(2,072)	(1)%
Initial franchise fees	5,866	6,194	(328)	(5)%	19,133	21,240	(2,107)	(10)%
Platform and procurement services fees	16,178	15,542	636	4%	58,060	58,186	(126)	—%
Owned hotels	31,936	26,239	5,697	22%	85,345	74,075	11,270	15%
Other	13,857	11,436	2,421	21%	45,251	33,211	12,040	36%
Other revenues from franchised and managed properties	212,976	217,634	(4,658)	(2)%	592,849	602,554	(9,705)	(2)%
Total revenues	427,964	425,557	2,407	1%	1,195,069	1,185,769	9,300	1%

OPERATING EXPENSES
Selling, general and administrative	49,077	44,042	5,035	11%	162,697	151,387	11,310	7%
Business combination, diligence and transition costs	984	10,871	(9,887)	(91)%	17,723	30,613	(12,890)	(42)%
Depreciation and amortization	10,861	9,633	1,228	13%	32,623	29,468	3,155	11%
Owned hotels	22,343	18,628	3,715	20%	62,370	53,924	8,446	16%
Other expenses from franchised and managed properties	192,916	207,341	(14,425)	(7)%	575,102	583,095	(7,993)	(1)%
Total operating expenses	276,181	290,515	(14,334)	(5)%	850,515	848,487	2,028	—%

Operating income	151,783	135,042	16,741	12%	344,554	337,282	7,272	2%

OTHER EXPENSES AND INCOME, NET
Interest expense	22,038	16,168	5,870	36%	66,064	46,522	19,542	42%
Interest income	(2,411)	(1,897)	(514)	27%	(6,557)	(5,836)	(721)	12%
Loss on extinguishment of debt	331	—	331	NM	331	—	331	NM
Other (gain) loss	(4,013)	1,343	(5,356)	(399)%	(133)	(2,752)	2,619	(95)%
Equity in net gain of affiliates	(1,310)	(1,801)	491	(27)%	(9,088)	(1,923)	(7,165)	373%
Total other expenses and income, net	14,635	13,813	822	6%	50,617	36,011	14,606	41%

Income before income taxes	137,148	121,229	15,919	13%	293,937	301,271	(7,334)	(2)%
Income tax expense	31,432	29,205	2,227	8%	70,076	71,717	(1,641)	(2)%
Net income	$105,716	$92,024	$13,692	15%	$223,861	$229,554	$(5,693)	(2)%

Basic earnings per share	$2.24	$1.83	$0.41	22%	$4.64	$4.51	$0.13	3%

Diluted earnings per share	$2.22	$1.81	$0.41	23%	$4.61	$4.47	$0.14	3%

Choice Hotels International, Inc.		Exhibit 2
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands)	September 30,	December 31,
	2024	2023

ASSETS
Cash and cash equivalents	$58,565	$26,754
Accounts receivable, net	210,925	195,896
Other current assets	69,112	73,880
Total current assets	338,602	296,530

Property and equipment, net	580,021	493,478
Operating lease right-of-use assets	81,987	85,101
Goodwill	220,187	220,187
Intangible assets, net	863,811	811,075
Notes receivable, net of allowances	99,722	78,900
Investments in equity securities, at fair value	—	116,374
Investments for employee benefit plans, at fair value	47,788	39,751
Investments in affiliates	109,732	70,579
Other assets	202,196	182,824

Total assets	$2,544,046	$2,394,799

LIABILITIES AND SHAREHOLDERS' (DEFICIT) EQUITY
Accounts payable	$152,781	$131,284
Accrued expenses and other current liabilities	122,172	109,248
Deferred revenue	103,194	108,316
Current portion of long-term debt	—	499,268
Liability for guest loyalty program	100,639	94,574
Total current liabilities	478,786	942,690

Long-term debt	1,810,731	1,068,751
Long-term deferred revenue	132,332	133,501
Deferred compensation & retirement plan obligations	53,361	45,657
Operating lease liabilities	109,930	109,483
Liability for guest loyalty program	46,797	43,266
Other liabilities	8,261	15,853

Total liabilities	2,640,198	2,359,201

Total shareholders' (deficit) equity	(96,152)	35,598

Total liabilities and shareholders' (deficit) equity	$2,544,046	$2,394,799

Choice Hotels International, Inc.		Exhibit 3
Condensed Consolidated Statements of Cash Flows
(Unaudited)

(In thousands)	Nine months ended September 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$223,861	$229,554
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	32,623	29,468
Depreciation and amortization – other expenses from franchised and managed properties	20,236	27,544
Franchise agreement acquisition cost amortization	20,584	14,616
Non-cash share-based compensation and other charges	32,445	34,670
Non-cash interest, investments, and affiliate income, net	(7,529)	(1,709)
Deferred income taxes	(21,086)	(4,315)
Equity in net loss (gain) of affiliates, less distributions received	56	(621)
Franchise agreement acquisition costs, net of reimbursements	(84,085)	(72,867)
Change in working capital and other	19,435	(9,150)
Net cash provided by operating activities	236,540	247,190
CASH FLOWS FROM INVESTING ACTIVITIES
Investments in other property and equipment	(33,620)	(35,933)
Investments in owned hotel properties	(81,239)	(45,470)
Contributions to investments in affiliates	(47,695)	(24,573)
Issuances of notes receivable	(24,405)	(4,319)
Distributions from sales of affiliates	15,850	868
Collections of notes receivable	2,277	9,923
Proceeds from sales of equity securities	108,149	—
Other items, net	(2,680)	(3,761)
Net cash used in investing activities	(63,363)	(103,265)
CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings pursuant to revolving credit facilities	154,500	191,500
Proceeds from the issuance of long-term debt	593,574	—
Repayment of long-term debt	(500,000)	—
Debt issuance costs	(8,069)	(755)
Purchases of treasury stock	(348,964)	(304,400)
Dividends paid	(42,488)	(42,073)
Proceeds from the exercise of stock options	9,279	6,719
Net cash used in financing activities	(142,168)	(149,009)
Net change in cash and cash equivalents	31,009	(5,084)
Effect of foreign exchange rate changes on cash and cash equivalents	802	(50)
Cash and cash equivalents, beginning of period	26,754	41,566
Cash and cash equivalents, end of period	$58,565	$36,432

							Exhibit 4
CHOICE HOTELS INTERNATIONAL, INC.
SUPPLEMENTAL OPERATING INFORMATION
DOMESTIC HOTEL SYSTEM
(UNAUDITED)

	For the three months ended September 30, 2024			For the three months ended September 30, 2023			Change
	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR
Upscale & Above (1)	$159.88	64.2%	$102.69	$160.49	63.0%	$101.17	(0.4)%	120	bps	1.5%
Midscale & Upper Midscale (2)	106.57	61.0%	65.04	107.75	62.2%	67.04	(1.1)%	(120)	bps	(3.0)%
Extended Stay (3)	65.45	73.3%	47.99	64.65	74.5%	48.17	1.2%	(120)	bps	(0.4)%
Economy (4)	75.69	50.5%	38.20	76.97	51.6%	39.73	(1.7)%	(110)	bps	(3.8)%
Total	$102.10	61.1%	$62.41	$103.31	61.9%	$63.99	(1.2)%	(80)	bps	(2.5)%

	For the nine months ended September 30, 2024			For the nine months ended September 30, 2023			Change
	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR
Upscale & Above (1)	$153.87	59.1%	$91.01	$152.59	58.2%	$88.82	0.8%	90	bps	2.5%
Midscale & Upper Midscale (2)	101.86	57.0%	58.04	102.90	58.3%	60.00	(1.0)%	(130)	bps	(3.3)%
Extended Stay (3)	63.84	72.1%	46.04	64.28	73.5%	47.24	(0.7)%	(140)	bps	(2.5)%
Economy (4)	71.83	47.6%	34.20	72.65	49.0%	35.57	(1.1)%	(140)	bps	(3.8)%
Total	$97.45	57.4%	$55.93	$98.59	58.3%	$57.50	(1.2)%	(90)	bps	(2.7)%

Effective Royalty Rate
	For the three months ended			For the nine months ended
	September 30, 2024	September 30, 2023		September 30, 2024	September 30, 2023
System-wide	5.05%	4.99%		5.05%	4.99%

(1) Includes Ascend Hotel Collection, Cambria, Park Plaza, Radisson, Radisson Blu, Radisson Individuals, and Radisson RED brands.
(2) Includes Clarion, Comfort Inn, Country Inn, Park Inn, Quality Inn, Radisson Inn, and Sleep Inn brands.
(3) Includes Everhome Suites, Mainstay Suites, Suburban Studios, and WoodSpring Suites brands.
(4) Includes Econo Lodge and Rodeway brands.

							Exhibit 5
CHOICE HOTELS INTERNATIONAL, INC.
SUPPLEMENTAL HOTEL AND ROOM SUPPLY DATA
(UNAUDITED)

	September 30, 2024		September 30, 2023		Variance
	Hotels	Rooms	Hotels	Rooms	Hotels	%	Rooms	%
Ascend Hotel Collection	201	22,957	208	23,187	(7)	(3.4)%	(230)	(1.0)%
Cambria Hotels	75	10,226	69	9,398	6	8.7%	828	8.8%
Radisson(1)	61	14,296	66	15,499	(5)	(7.6)%	(1,203)	(7.8)%
Comfort(2)	1,669	131,205	1,667	131,027	2	0.1%	178	0.1%
Quality	1,623	118,361	1,614	119,067	9	0.6%	(706)	(0.6)%
Country	418	33,327	427	33,996	(9)	(2.1)%	(669)	(2.0)%
Sleep	421	29,610	430	30,331	(9)	(2.1)%	(721)	(2.4)%
Clarion(3)	188	19,763	182	19,763	6	3.3%	—	—%
Park Inn	25	2,818	4	363	21	525.0%	2,455	676.3%
WoodSpring	249	29,989	231	27,862	18	7.8%	2,127	7.6%
MainStay	132	9,459	124	8,503	8	6.5%	956	11.2%
Suburban	110	9,178	91	7,954	19	20.9%	1,224	15.4%
Everhome	6	685	1	98	5	500.0%	587	599.0%
Econo Lodge	650	37,955	671	39,429	(21)	(3.1)%	(1,474)	(3.7)%
Rodeway	450	25,365	471	26,557	(21)	(4.5)%	(1,192)	(4.5)%
Domestic Franchises	6,278	495,194	6,256	493,034	22	0.4%	2,160	0.4%

International Franchises	1,237	139,758	1,207	134,660	30	2.5%	5,098	3.8%

Total Franchises	7,515	634,952	7,463	627,694	52	0.7%	7,258	1.2%

(1) Includes Radisson, Radisson Blu, Radisson Individuals, and Radisson Red brands.
(2) Includes Comfort family of brand extensions including Comfort Inn and Comfort Suites.
(3) Includes Clarion family of brand extensions including Clarion and Clarion Pointe.

	Exhibit 6
CHOICE HOTELS INTERNATIONAL, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION ("EBITDA") AND ADJUSTED EBITDA
(dollar amounts in thousands)	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023

Net income	$105,716	$92,024	$223,861	$229,554
Income tax expense	31,432	29,205	70,076	71,717
Interest expense	22,038	16,168	66,064	46,522
Interest income	(2,411)	(1,897)	(6,557)	(5,836)
Loss on extinguishment of debt	331	—	331	—
Other (gain) loss	(4,013)	1,343	(133)	(2,752)
Equity in net gain of affiliates	(1,310)	(1,801)	(9,088)	(1,923)
Depreciation and amortization	10,861	9,633	32,623	29,468
EBITDA	$162,644	$144,675	$377,177	$366,750
Share-based compensation	5,425	5,890	15,484	16,503
Mark to market adjustments on non-qualified retirement plan investments	2,533	(913)	7,185	2,955
Franchise agreement acquisition costs amortization and charges	4,011	2,972	11,592	8,368
Net reimbursable deficit (surplus) from franchised and managed properties	1,148	(7,889)	30,703	(13,150)
Global ERP system implementation and related costs	586	—	586	—
Business combination, diligence and transition costs	984	10,871	17,723	30,613
Operational restructuring charges	255	275	788	1,844
Limited payment guarantee charge	—	—	—	1,551
Expenses associated with legal claims	—	—	2,430	—
Adjusted EBITDA	$177,586	$155,881	$463,668	$415,434

ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE (EPS)
(dollar amounts in thousands, except per share amounts)	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023

Net income	$105,716	$92,024	$223,861	$229,554
Loss on extinguishment of debt	250	—	250	—
(Gain) Loss on investments in equity securities, net of dividend income	(635)	—	5,076	—
Net reimbursable (surplus) deficit from franchised and managed properties	(538)	(7,975)	18,660	(15,525)
Business combination, diligence and transition costs	794	8,169	13,398	23,113
Operational restructuring charges	194	204	596	1,392
Limited payment guarantee charge	—	—	—	1,174
Expenses associated with legal claims	—	—	1,830	—
Gain on sale of an affiliate	—	—	(5,446)	—
Global ERP system implementation and related costs	443	—	443	—
Adjusted Net Income	$106,224	$92,422	$258,668	$239,708

Diluted Earnings Per Share	$2.22	$1.81	$4.61	$4.47
Loss on extinguishment of debt	0.01	—	0.01	—
(Gain) Loss on investments in equity securities, net of dividend income	(0.01)	—	0.10	—
Net reimbursable (surplus) deficit from franchised and managed properties	(0.02)	(0.15)	0.37	(0.30)
Business combination, diligence and transition costs	0.02	0.16	0.28	0.45
Operational restructuring charges	—	—	0.01	0.03
Limited payment guarantee charge	—	—	—	0.02
Expenses associated with legal claims	—	—	0.04	—
Gain on sale of an affiliate	—	—	(0.11)	—
Global ERP system implementation and related costs	0.01	—	0.01	—
Adjusted Diluted Earnings Per Share (EPS)	$2.23	$1.82	$5.32	$4.67

	Exhibit 7
CHOICE HOTELS INTERNATIONAL, INC.
SUPPLEMENTAL INFORMATION - 2024 OUTLOOK
(UNAUDITED)

Guidance represents the company's range of estimated outcomes for the full year ended December 31, 2024

EBITDA AND ADJUSTED EBITDA
(in thousands)	Full Year	Full Year
	Lower Range	Upper Range

Net income	$276,000	$284,000
Income tax expense	86,700	88,500
Interest expense	88,000	88,000
Interest income	(8,400)	(8,400)
Loss on extinguishment of debt	300	300
Other gain	(500)	(500)
Equity in net gain of affiliates	(10,000)	(9,800)
Depreciation and amortization	51,900	51,900
EBITDA	$484,000	$494,000
Share-based compensation	20,800	20,800
Mark to market adjustments on non-qualified retirement plan investments	7,100	7,100
Franchise agreement acquisition costs amortization	15,200	15,400
Net reimbursable deficit from franchised and managed properties	39,600	39,600
Global ERP system implementation and related costs	1,700	1,700
Business combination, diligence and transition costs	18,300	18,100
Operational restructuring charges	800	800
Expenses associated with legal claims	2,500	2,500
Adjusted EBITDA	$590,000	$600,000

ADJUSTED NET INCOME & DILUTED EARNINGS PER SHARE (EPS)
(in thousands, except per share amounts)	Full Year	Full Year
	Lower Range	Upper Range

Net income	$276,000	$284,000
Loss on extinguishment of debt	200	200
Loss on investments in equity securities, net of dividend income	5,100	5,100
Net reimbursable deficit from franchised and managed properties	29,800	29,800
Business combination, diligence and transition costs	13,600	13,600
Operational restructuring charges	600	600
Expenses associated with legal claims	1,800	1,800
Gain on sale of an affiliate	(5,300)	(5,300)
Global ERP system implementation and related costs	1,200	1,200
Adjusted Net Income	$323,000	$331,000

Diluted Earnings Per Share	$5.74	$5.91
Loss on extinguishment of debt	0.01	0.01
Loss on investments in equity securities, net of dividend income	0.11	0.11
Net reimbursable deficit from franchised and managed properties	0.61	0.61
Business combination, diligence and transition costs	0.28	0.28
Operational restructuring charges	0.01	0.01
Expenses associated with legal claims	0.04	0.04
Gain on sale of an affiliate	(0.11)	(0.11)
Global ERP system implementation and related costs	0.01	0.01
Adjusted Diluted Earnings Per Share (EPS)	$6.70	$6.87